UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2020

KRAIG BIOCRAFT LABORATORIES, INC.

(Exact name of registrant as specified in its charter)

Wyoming	333-146316	83-0458707
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2723 South State St. Suite 150

Ann Arbor, Michigan 48104
(Address of principal executive offices, including Zip Code)

(734) 619-8066

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	-	-

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (?230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01	Entry into a Material Definitive Agreement.

On December 11, 2020, Kraig Biocraft Laboratories, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with one accredited investor (the “Investor”). Pursuant to the Purchase Agreement, the Company sold and issued a convertible debenture (the “Convertible Debenture”) in the principal amount of $1,000,000 to the Investor and received the purchase price of $950,000 from such Investor (the “Financing”). The Company also issued the Investor a five-year warrant to purchase up to 3,125,000 shares of the Company’s common stock, no par value (the “Common Stock”) at an initial exercise price of $0.16 per share (the “Exercise Price”), subject to adjustment (the “Warrant”). Maxim Group LLC (“Maxim”) acted as placement agent in the Financing.

The Convertible Debenture was issued on December 11, 2020 (the “Issuance Date”) and the maturity date of the Convertible Debenture is January 11, 2022 (the “Maturity Date”). The Convertible Debenture bears an interest rate of ten percent (10%) per annum, which increases to 15% per annum upon the occurrence of an event of default under the Convertible Debenture and until such default is cured. Commencing July 1, 2021 and on the first business day of each month thereafter until the entire principal amount on the Convertible Debenture has been paid, the Company can either: (i) pay the Investor in cash, in an amount equal to $166,666 (the last payment being $166,670) of principal (the “the Installment Amount”), plus accrued and outstanding interest and an amount equal to 10% of the current Installment Amount for Installment Amounts due within 180 days following the closing of the Financing, and 15% of the Installment Amount for Installment Amounts due thereafter; (ii) by converting such Installment Amount into shares of Common Stock, provided that certain conditions are met; or (iii) by any combination of a cash payment and Common Stock conversion. Should the Company decide to pay all or part of the Installment Amount in shares of Common Stock, it shall issue that number of shares of Common Stock as is equal to the applicable amount of the Installment Amount divided by the then current Market Conversion Price. “Market Conversion Price” means, as of any conversion date, 90% of the lowest volume weighted average price of the Common Stock during the 10 trading days immediately preceding the conversion date, subject to adjustment; provided, that if the Company uplists the Common Stock to Nasdaq, then the Market Conversion Price shall not be lower than the Market Conversion Price on the date of the first conversion (as adjusted for stock splits and similar events).

Following an event of default, as outlined in the Convertible Debenture, the holders of each Convertible Debenture may elect to convert part or all of the outstanding balance of the Convertible Debenture into shares of Common Stock at the Market Conversion Price. The number of shares of Common Stock issuable upon such a conversion shall be determined by dividing (x) the conversion amount by (y) the Market Conversion Price. A holder may not convert any amount into shares of Common Stock, if after such conversion the holder would beneficially own in excess of 4.99% of the Common Stock then outstanding (the “Ownership Limit”).

The Company maintains the right to redeem the outstanding principal and interest of the Convertible Debenture in whole or in part prior to the Maturity Date. Upon the maturity date, the Company shall pay to the Investor an amount, in cash, representing all outstanding principal and accrued and unpaid interest under the Convertible Debenture.

The Warrant may be exercised at any time before expiration so long as the exercise would not result in the holder exceeding the Ownership Limit. The Warrant may also be exercised via cashless exercise. If the Company issues any shares of Common Stock at a price less than the Exercise Price, then the exercise price of the Warrant shall be reduced to such lower price at which the additional shares of Common Stock were sold.

The Purchase Agreement also contains customary representation and warranties of the Company and the Investor, indemnification obligations of the Company, termination provisions, and other obligations and rights of the parties.

The foregoing description of the SPA, Convertible Debenture and Warrant is qualified by reference to the full text of the forms of SPA, Convertible Debenture and Warrant, which are filed as Exhibits 10.1, 10.2 and 10.3 hereto and incorporated herein by reference.

Maxim shall receive a $76,000 cash fee for their services as placement agent.

This disclosure does not constitute an offer to sell, or the solicitation of an offer to buy nor shall there be any sales of the Company’s securities in any state in which such offer, solicitation or sale would be unlawful. The securities mentioned herein have not been, nor will they be, registered under the United States Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements under the Securities Act and applicable state securities laws.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosures set forth in Item 1.01 of this Current Report are incorporated by reference herein.

Item 8.01	Other Events.

The Company issued a press release on December 11, 2020 announcing the Financing. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
4.1	Form of Convertible Debenture
4.2	Form of Warrant
10.1	Form of Securities Purchase Agreement
99.1	Press release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 11, 2020

KRAIG BIOCRAFT LABORATORIES, INC.

By:	/s/ Kim Thompson
Kim Thompson
Chief Executive Officer, Chief Financial Officer and Director